Exhibit (h)(4)(u)

EXHIBIT A

THIS EXHIBIT A, amended and restated effective as of December 31, 2013, is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of August 1, 2001 by and among BNY Mellon Investment Servicing (US) Inc., Pacific Life Insurance Company and Pacific Life Funds.

PORTFOLIOS

PL Portfolio Optimization Conservative Fund

PL Portfolio Optimization Moderate-Conservative Fund

PL Portfolio Optimization Moderate Fund

PL Portfolio Optimization Moderate-Aggressive Fund

PL Portfolio Optimization Aggressive Fund

PL International Value Fund

PL Short Duration Bond Fund

PL Growth Fund

PL Mid-Cap Equity Fund

PL Large-Cap Growth Fund

PL International Large-Cap Fund

PL Small-Cap Value Fund

PL Main Street Core Fund

PL Emerging Markets Fund

PL Managed Bond Fund

PL Inflation Managed Fund

PL Large-Cap Value Fund

PL Comstock Fund

PL Mid-Cap Growth Fund

PL Small-Cap Growth Fund

PL Real Estate Fund

PL Floating Rate Loan Fund

PL Income Fund

PL Floating Rate Income Fund

PL High Income Fund

PL Short Duration Income Fund

PL Strategic Income Fund

PL Emerging Markets Debt Fund

PL Precious Metals Fund

PL Currency Strategies Fund

PL Global Absolute Return Fund

PL Limited Duration High Income Fund

PL Diversified Alternatives Fund*

* Effective as of December 31, 2013 and unavailable to investors until a date determined by Pacific Life Funds.

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Joseph F. Keenan

Name:	Joseph F. Keenan

Title:	Managing Director

Date:
Agreed and Accepted: PACIFIC LIFE FUNDS
By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon

Name:	Howard T. Hirakawa	Name:	Jane M. Guon

Title:	Vice President	Title:	Secretary

Date:		Date:
PACIFIC LIFE INSURANCE COMPANY
By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon

Name:	Howard T. Hirakawa	Name:	Jane M. Guon

Title:	SVP, Fund Advisor Operations	Title:	Secretary

Date:		Date: